Exhibit 99.1

 ***FOR IMMEDIATE RELEASE***
For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	July 18, 2011
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.16
PER DILUTED COMMON SHARE FOR SECOND QUARTER 2011

SALT LAKE CITY, July 18, 2011 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported second quarter net earnings applicable to common shareholders of $29.0 million or $0.16 per diluted common share, compared to $14.8 million or $0.08 per diluted share for the first quarter of 2011. Excluding the noncash effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, net earnings were $82.4 million or $0.45 per diluted share for the second quarter of 2011 compared to $52.6 million or $0.29 per diluted share for the first quarter of 2011.

Second Quarter 2011 Highlights

•	Net loans and leases grew $278 million compared to a decline of $202 million during the first quarter.

•	Major credit indicators improved, thus the provision for loan losses declined to $1.3 million from $60 million in the first quarter.

•	Net charge-offs declined 20% to $113 million compared to $141 million in the first quarter.

•
The net interest margin decreased to 3.62% from 3.76% in the first quarter, due to the higher level of subordinated debt conversions this quarter. The core net interest margin was stable at 4.07% compared to 4.06% in the first quarter.

•	The estimated Tier 1 common to risk-weighted assets ratio was 9.32%, unchanged from the first quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
July 18, 2011

“We are pleased with the progress made in the second quarter. We saw continued broad-based improvement in credit quality metrics, and we saw modest growth in our loan portfolio, with commercial and consumer loan growth more than offsetting a modest decline in commercial real estate loans,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “We experienced continued strengthening of our funding mix, with average checking deposits increasing nearly $500 million during the quarter.” Mr. Simmons concluded, “We are sanguine about our opportunities – we expect profitability to continue to strengthen and note that our relatively strong capital and funding ratios position us to take advantage of lending opportunities as they arise.”

Loans
Net loans and leases of $36.82 billion at June 30, 2011 increased approximately $278 million or 0.8% from $36.55 billion at March 31, 2011, compared to a $202 million decline during the first quarter of 2011. The strongest growth was in the energy portfolio at Amegy and in residential mortgages in selected markets.

Certain FDIC-supported loans continue to experience better performance than previously forecasted. The expectation of higher cash flows from this portfolio exceeding original forecasts results in a higher rate of accretion in loan balances and the recognition of additional interest income. The estimated effect on the financial statements of this higher accretion and the corresponding impact on the FDIC indemnification asset are summarized as follows:

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ZIONS BANCORPORATION
Press Release – Page 3
July 18, 2011

(In thousands)	June 30,	March 31,	December 31,
	2011	2011	2010
Balance sheet:

Change in assets – increase (decrease):
FDIC-supported loans	$21,467	$19,257	$19,006
FDIC indemnification asset (included in other assets)	(14,975)	(13,088)	(15,205)

Balance at end of period:
FDIC-supported loans	853,937	912,881	971,377
FDIC indemnification asset (included in other assets)	150,557	172,170	195,515

	Three Months Ended
	June 30,	March 31,	December 31,
	2011	2011	2010
Statement of income:

Interest income:
Interest and fees on loans	$21,467	$19,257	$19,006

Noninterest expense:
Other noninterest expense	14,975	13,088	15,205
Net increase in pretax income	$6,492	$6,169	$3,801

Asset Quality
Net loan and lease charge-offs were $113 million for the second quarter of 2011 compared to $141 million for the first quarter of 2011. Net charge-offs declined in nearly all major loan portfolio segments across all subsidiary banks.

Classified loans decreased approximately 12% to $2.68 billion at June 30, 2011 compared to $3.05 billion at March 31, 2011, which were down 11% from the previous quarter. Classified loans that are current as to principal and interest were approximately 69% for the second quarter of 2011 compared to 68% for the first quarter of 2011.

Nonperforming lending-related assets declined approximately 10% to $1.51 billion at June 30, 2011 from $1.68 billion at March 31, 2011. Additions to nonperforming lending-related assets declined to $263 million during the second quarter of 2011 compared to $337 million during the first quarter of 2011. Nonaccrual loans declined approximately 10% to $1.27 billion at June 30, 2011 from $1.41 billion at March 31, 2011. Nonaccrual loans that are current were approximately 38% of the balance at June 30, 2011 compared to 34% at March 31, 2011. Accruing loans past due 30 days or more declined approximately 18% to $301 million at June 30, 2011 compared to $366 million at March 31, 2011. Other real estate owned declined approximately 11% to $239 million at June 30, 2011 compared to $269 million at March 31, 2011.

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ZIONS BANCORPORATION
Press Release – Page 4
July 18, 2011

The ratio of nonperforming lending-related assets to net loans and leases and other real estate owned was 4.06% at June 30, 2011 compared to 4.54% at March 31, 2011.

The provision for loan losses declined to $1.3 million for the second quarter of 2011 from $60 million for the first quarter of 2011. The allowance for loan losses declined to $1.24 billion at June 30, 2011 compared to $1.35 billion at March 31, 2011. As a percentage of net loans and leases, the allowance was 3.36% at June 30, 2011 compared to 3.69% at March 31, 2011. The allowance for credit losses was $1.34 billion, or 3.63% of net loans and leases at June 30, 2011, compared to $1.45 billion, or 3.97% of net loans and leases at March 31, 2011.

Capital Transactions
Effective May 16, 2011, $138.5 million of convertible subordinated debt was converted into depositary shares each representing a 1/40th interest in a share of the Company’s preferred stock. This conversion added 138,269 shares of Series C and 200 shares of Series A to the Company’s preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $61.4 million ($50.0 million after-tax) in the second quarter of 2011, compared to $41.0 million ($33.3 million after-tax) in the first quarter of 2011.

The estimated Tier 1 common to risk-weighted assets ratio was 9.32% at June 30, 2011, unchanged from March 31, 2011.

Deposits
Average total deposits for the second quarter of 2011 increased $296 million or 0.7% to $40.88 billion compared to $40.59 billion for the first quarter of 2011. The increase was primarily caused by the higher level of average noninterest-bearing demand deposits for the second quarter of 2011, which was $14.16 billion compared to $13.67 billion for the first quarter of 2011. The ratio of loans to deposits was 89.7% at June 30, 2011 compared to 90.3% at March 31, 2011.

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ZIONS BANCORPORATION
Press Release – Page 5
July 18, 2011

Net Interest Margin
The net interest margin decreased to 3.62% in the second quarter of 2011 compared to 3.76% in the first quarter of 2011, primarily due to the higher level of accelerated discount amortization (53 bp compared to 36 bp in the first quarter). The core net interest margin, adjusted for the amortization on convertible subordinated debt and accretion on acquired loans, was 4.07% in the second quarter compared to 4.06% in the first quarter. Cash and investments in interest-bearing deposits increased to $5.96 billion at June 30, 2011 compared to $5.64 billion at March 31, 2011, which had an adverse effect on the net interest margin.

Investment Securities
During the second quarter of 2011, the Company recognized credit-related net impairment losses on CDOs of $5.2 million or $0.02 per diluted share, compared to $3.1 million or $0.01 per diluted share during the first quarter of 2011. CDOs for which the underlying collateral is predominantly bank trust preferred securities comprised $1.64 billion of the $2.26 billion in amortized cost of the CDO portfolio at June 30, 2011. The following table shows the changes in carrying value for bank and insurance trust preferred CDOs at June 30, 2011 compared to March 31, 2011 according to original ratings:

(Amounts in millions)

	June 30, 2011						% of carrying		Change
Original	Par		Amortized cost		Carrying value		value to par		6/30/11
ratings	Amount	%	Amount	%	Amount	%	6/30/11	3/31/11	vs 3/31/11
AAA	$994	50%	$863	53%	$643	69%	65%	59%	6%
A	948	47%	740	45%	285	30%	30%	37%	-7%
BBB	67	3%	34	2%	6	1%	9%	16%	-7%
	$2,009	100%	$1,637	100%	$934	100%	47%	48%	-1%

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ZIONS BANCORPORATION
Press Release – Page 6
July 18, 2011

For original AAA-rated securities, limited trading activity continued this quarter at generally higher prices than seen last quarter. For original A- and BBB-rated securities, changes in CDO valuations were attributable to an increase in the limited trading activity, which provided additional market-based information to estimate fair value. During the second quarter, the Company sold $95.4 million in amortized cost ($185.2 million par amount) of original AAA-rated CDO securities for a $4.1 million loss. The aggregate sale price exceeded modeled fair value. The sales included bank and insurance CDO securities with $69.1 million in amortized cost ($120 million par amount) sold at a gain.

Noninterest Income and Noninterest Expense
Noninterest income for the second quarter of 2011 was $128.3 million compared to $134.1 million in the first quarter of 2011. The decline in the second quarter of 2011 compared to the first quarter primarily resulted from the $18.9 million gain on FDIC-supported loans recognized in the first quarter. The more significant increases in the second quarter compared to the first quarter were in dividends and other investment income, which included several miscellaneous gains, loan sales and servicing income, and fair value and nonhedge derivative income.

Noninterest expense for the second quarter of 2011 was $416.3 million compared to $408.4 million for the first quarter of 2011. Significant changes from the first quarter included increased salaries and employee benefits from share-based awards and adjustments to benefit-related accruals, an increased expense impact from the change in the negative provision for unfunded lending commitments, and increased other noninterest expense from reductions to the FDIC indemnification asset. These changes were offset by decreases in OREO expense and FDIC premiums. The reduced level of FDIC premiums resulted from changes in the FDIC’s assessment formula.

Impact of Durbin Amendment
On June 29, 2011, the Federal Reserve enacted the Durbin Amendment of The Dodd-Frank Act which will limit debit card interchange fees charged by banks. The Company estimates the annual negative impact on bankcard fees to be approximately $35 million to $40 million pretax, beginning in the fourth quarter of 2011, before the impact of any offsetting pricing actions on deposit accounts or other products and services.

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ZIONS BANCORPORATION
Press Release – Page 7
July 18, 2011

Conference Call
Zions will host a conference call to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 18, 2011). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 78952461, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, July 18, 2011, until midnight ET on Monday, July 25, 2011, by dialing 706-645-9291 (domestic and international) and entering the passcode 78952461. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states:  Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to:

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ZIONS BANCORPORATION
Press Release – Page 8
July 18, 2011

the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except per share and ratio data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	24.88	24.93	25.12	26.07	26.63
Tangible common equity per common share	18.95	18.96	19.09	19.81	20.19

SELECTED RATIOS
Return on average assets	0.57%	0.42%	(0.56)%	(0.36)%	(0.87)%
Return on average common equity	2.53%	1.29%	(9.51)%	(6.94)%	(12.41)%
Net interest margin	3.62%	3.76%	3.49%	3.84%	3.58%

Capital Ratios
Tangible common equity ratio	6.95%	7.01%	6.99%	7.03%	6.86%
Tangible equity ratio	11.58%	11.36%	11.10%	10.78%	10.40%
Average equity to average assets	13.42%	13.25%	12.80%	12.40%	11.59%

Risk-Based Capital Ratios1:
Tier 1 common to risk-weighted assets	9.32%	9.32%	8.95%	8.66%	7.91%
Tier 1 leverage	13.44%	13.14%	12.56%	12.00%	11.80%
Tier 1 risk-based capital	15.80%	15.46%	14.78%	13.97%	12.63%
Total risk-based capital	17.94%	17.77%	17.15%	16.54%	15.25%

Taxable-equivalent net interest income	$421,226	$429,231	$412,001	$457,172	$418,953

Weighted average common and common-
equivalent shares outstanding	182,728,185	181,997,687	178,097,851	172,864,619	161,810,017
Common shares outstanding	184,311,290	183,854,486	182,784,086	177,202,340	173,331,281

1 Ratios for June 30, 2011 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except share amounts)	2011	2011	2010	2010	2010
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,035,028	$949,140	$924,126	$1,060,646	$1,068,755
Money market investments:
Interest-bearing deposits	4,924,992	4,689,323	4,576,008	4,468,778	4,861,871
Federal funds sold and security resell agreements	123,132	67,197	130,305	116,458	103,674
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$762,998, $758,169, $788,354, $783,362, and $802,370)	829,702	820,636	840,642	841,573	852,606
Available-for-sale, at fair value	4,084,963	4,130,342	4,205,742	3,295,864	3,416,448
Trading account, at fair value	51,152	56,549	48,667	42,811	85,707
	4,965,817	5,007,527	5,095,051	4,180,248	4,354,761

Loans held for sale	158,943	195,055	206,286	217,409	189,376

Loans:
Loans and leases excluding FDIC-supported loans	36,092,361	35,753,638	35,896,395	36,579,470	36,920,355
FDIC-supported loans	853,937	912,881	971,377	1,089,926	1,208,362
	36,946,298	36,666,519	36,867,772	37,669,396	38,128,717
Less:
Unearned income and fees, net of related costs	122,721	120,725	120,341	120,037	125,779
Allowance for loan losses	1,237,733	1,349,800	1,440,341	1,529,955	1,563,753
Loans and leases, net of allowance	35,585,844	35,195,994	35,307,090	36,019,404	36,439,185

Other noninterest-bearing investments	858,678	858,958	858,367	858,402	866,970
Premises and equipment, net	722,600	721,487	720,985	719,592	705,372
Goodwill	1,015,161	1,015,161	1,015,161	1,015,161	1,015,161
Core deposit and other intangibles	77,346	82,199	87,898	94,128	100,425
Other real estate owned	238,990	268,876	299,577	356,923	413,336
Other assets	1,654,883	1,756,791	1,814,032	1,940,627	2,028,409
	$51,361,414	$50,807,708	$51,034,886	$51,047,776	$52,147,295

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$14,475,383	$13,790,615	$13,653,929	$13,264,415	$14,071,456
Interest-bearing:
Savings and NOW	6,555,306	6,494,013	6,362,138	6,394,964	6,030,986
Money market	14,948,065	14,874,507	15,090,833	15,398,157	15,562,664
Time under $100,000	1,782,573	1,859,005	1,941,211	2,037,318	2,155,366
Time $100,000 and over	1,992,836	2,085,487	2,232,238	2,417,779	2,509,479
Foreign	1,437,067	1,488,807	1,654,651	1,447,507	1,683,925
	41,191,230	40,592,434	40,935,000	40,960,140	42,013,876

Securities sold, not yet purchased	42,709	101,406	42,548	41,943	81,511
Federal funds purchased and security repurchase agreements	630,058	727,764	722,258	738,551	892,025
Other short-term borrowings	147,945	182,167	166,394	236,507	218,589
Long-term debt	1,879,669	1,913,083	1,942,622	1,939,395	1,934,410
Reserve for unfunded lending commitments	100,264	102,168	111,708	97,899	96,795
Other liabilities	456,448	444,099	467,142	538,750	488,987
Total liabilities	44,448,323	44,063,121	44,387,672	44,553,185	45,726,193

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	2,329,370	2,162,399	2,056,672	1,875,463	1,806,877
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 184,311,290, 183,854,486,
182,784,086, 177,202,340, and 173,331,281 shares	4,158,369	4,178,369	4,163,619	4,070,963	3,964,140
Retained earnings	931,345	904,247	889,284	1,001,559	1,083,845
Accumulated other comprehensive income (loss)	(504,491)	(499,163)	(461,296)	(452,553)	(433,020)
Controlling interest shareholders’ equity	6,914,593	6,745,852	6,648,279	6,495,432	6,421,842
Noncontrolling interests	(1,502)	(1,265)	(1,065)	(841)	(740)
Total shareholders’ equity	6,913,091	6,744,587	6,647,214	6,494,591	6,421,102
	$51,361,414	$50,807,708	$51,034,886	$51,047,776	$52,147,295

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Interest income:
Interest and fees on loans	$523,741	$518,157	$539,452	$550,489	$547,662
Interest on money market investments	3,199	2,843	3,419	3,487	2,601
Interest on securities:
Held-to-maturity	9,009	8,664	8,149	6,063	11,300
Available-for-sale	22,179	22,276	22,472	21,353	21,518
Trading account	538	452	546	542	657
Total interest income	558,666	552,392	574,038	581,934	583,738

Interest expense:
Interest on deposits	34,257	36,484	40,915	46,368	52,753
Interest on short-term borrowings	1,783	2,180	2,442	3,566	3,486
Interest on long-term debt	106,454	89,872	123,813	80,125	114,153
Total interest expense	142,494	128,536	167,170	130,059	170,392

Net interest income	416,172	423,856	406,868	451,875	413,346
Provision for loan losses	1,330	60,000	173,242	184,668	228,663
Net interest income after provision for loan losses	414,842	363,856	233,626	267,207	184,683

Noninterest income:
Service charges and fees on deposit accounts	42,878	44,530	46,498	49,733	51,909
Other service charges, commissions and fees	43,958	41,685	41,124	41,780	43,395
Trust and wealth management income	7,179	6,754	6,512	6,310	7,021
Capital markets and foreign exchange	8,358	7,214	10,309	8,055	10,733
Dividends and other investment income	17,239	8,028	7,621	8,874	8,879
Loan sales and servicing income	9,836	6,013	8,943	8,390	5,617
Fair value and nonhedge derivative income (loss)	4,195	1,220	292	(16,755)	(1,552)
Equity securities gains (losses), net	(1,636)	897	(246)	(1,082)	(1,500)
Fixed income securities gains (losses), net	(2,396)	(59)	841	8,428	530
Impairment losses on investment securities:
Impairment losses on investment securities	(6,339)	(3,105)	(15,243)	(73,082)	(19,557)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	1,181	-	2,923	49,370	1,497
Net impairment losses on investment securities	(5,158)	(3,105)	(12,320)	(23,712)	(18,060)
Other	3,896	20,966	3,665	20,179	2,441
Total noninterest income	128,349	134,143	113,239	110,200	109,413

Noninterest expense:
Salaries and employee benefits	222,138	215,010	207,288	207,947	205,776
Occupancy, net	27,588	28,010	27,957	29,292	27,822
Furniture and equipment	26,153	25,662	24,771	25,591	25,703
Other real estate expense	17,903	24,167	25,467	44,256	42,444
Credit related expense	17,124	14,913	19,284	17,438	17,658
Provision for unfunded lending commitments	(1,904)	(9,540)	13,809	1,104	483
Legal and professional services	8,432	6,689	11,372	9,305	8,887
Advertising	5,962	6,911	7,099	5,575	5,772
FDIC premiums	15,232	24,101	25,636	25,706	26,438
Amortization of core deposit and other intangibles	4,855	5,701	6,230	6,296	6,414
Other	72,773	66,751	74,443	83,534	62,958
Total noninterest expense	416,256	408,375	443,356	456,044	430,355

Income (loss) before income taxes	126,935	89,624	(96,491)	(78,637)	(136,259)
Income taxes (benefit)	54,325	37,033	(24,097)	(31,180)	(22,898)
Net income (loss)	72,610	52,591	(72,394)	(47,457)	(113,361)
Net income (loss) applicable to noncontrolling interests	(265)	(226)	(194)	(132)	(368)
Net income (loss) applicable to controlling interest	72,875	52,817	(72,200)	(47,325)	(112,993)
Preferred stock dividends	(43,837)	(38,050)	(38,087)	(33,144)	(25,342)
Preferred stock redemption	-	-	-	-	3,107
Net earnings (loss) applicable to common shareholders	$29,038	$14,767	$(110,287)	$(80,469)	$(135,228)

Weighted average common shares outstanding during the period:
Basic shares	182,472	181,707	178,098	172,865	161,810
Diluted shares	182,728	181,998	178,098	172,865	161,810

Net earnings (loss) per common share:
Basic	$0.16	$0.08	$(0.62)	$(0.47)	$(0.84)
Diluted	0.16	0.08	(0.62)	(0.47)	(0.84)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Commercial:
Commercial and industrial	$9,573	$9,276	$9,167	$9,152	$9,149
Leasing	406	409	410	402	442
Owner occupied	8,427	8,252	8,218	8,345	8,334
Municipal	449	435	439	334	321
Total commercial	18,855	18,372	18,234	18,233	18,246

Commercial real estate:
Construction and land development	2,757	2,955	3,499	4,206	4,484
Term	7,722	7,857	7,650	7,550	7,567
Total commercial real estate	10,479	10,812	11,149	11,756	12,051

Consumer:
Home equity credit line	2,140	2,120	2,142	2,157	2,139
1-4 family residential	3,801	3,620	3,499	3,509	3,549
Construction and other consumer real estate	308	324	343	366	380
Bankcard and other revolving plans	280	276	297	287	285
Other	229	230	233	271	271
Total consumer	6,758	6,570	6,514	6,590	6,624

FDIC-supported loans 1	854	913	971	1,090	1,208
Total loans	$36,946	$36,667	$36,868	$37,669	$38,129

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

Nonaccrual loans	$1,243,304	$1,379,521	$1,492,869	$1,809,570	$1,962,313
Other real estate owned	192,234	225,005	259,614	304,498	364,954
Nonperforming lending-related assets, excluding
FDIC-supported assets	1,435,538	1,604,526	1,752,483	2,114,068	2,327,267

FDIC-supported nonaccrual loans	30,414	32,935	35,837	126,634	171,764
FDIC-supported other real estate owned	46,756	43,871	39,963	52,425	48,382
FDIC-supported nonperforming assets	77,170	76,806	75,800	179,059	220,146
Total nonperforming lending-related assets	$1,512,708	$1,681,332	$1,828,283	$2,293,127	$2,547,413

Ratio of nonperforming lending-related assets to net loans
and leases 1 and other real estate owned	4.06%	4.54%	4.91%	6.01%	6.60%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$19,195	$14,830	$23,218	$74,829	$131,773
FDIC-supported loans past due 90 days or more	89,554	94,715	118,760	9,689	5,483
Ratio of accruing loans past due 90 days or more to
net loans and leases 1	0.29%	0.30%	0.38%	0.22%	0.36%

Nonaccrual loans and accruing loans past due 90 days or more	$1,382,467	$1,522,001	$1,670,684	$2,020,722	$2,271,333
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 1	3.74%	4.14%	4.52%	5.35%	5.95%

Accruing loans past due 30-89 days, excluding
FDIC-supported loans	$170,789	$233,601	$262,714	$303,472	$317,666
FDIC-supported loans past due 30-89 days	21,520	22,492	27,203	8,919	27,180

Restructured loans included in nonaccrual loans	324,077	344,024	367,135	354,434	339,113
Restructured loans on accrual	393,602	366,440	388,006	334,416	288,388

Classified loans, excluding FDIC-supported loans	2,675,741	3,045,509	3,408,312	4,437,871	4,877,653

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Allowance for Loan Losses
Balance at beginning of period	$1,349,800	$1,440,341	$1,529,955	$1,563,753	$1,581,577
Add:
Provision for losses	1,330	60,000	173,242	184,668	228,663
Change in allowance covered by FDIC indemnification	(175)	(9,048)	(11,930)	17,190	8,748
Deduct:
Gross loan and lease charge-offs	(142,444)	(167,968)	(282,803)	(263,673)	(279,025)
Net charge-offs recoverable from FDIC	13	4,534	5,884	5,674	629
Recoveries	29,209	21,941	25,993	22,343	23,161
Net loan and lease charge-offs	(113,222)	(141,493)	(250,926)	(235,656)	(255,235)
Balance at end of period	$1,237,733	$1,349,800	$1,440,341	$1,529,955	$1,563,753

Ratio of allowance for loan losses to net loans and
leases, at period end	3.36%	3.69%	3.92%	4.07%	4.11%

Ratio of allowance for loan losses to nonperforming
loans, at period end	97.17%	95.56%	94.22%	79.02%	73.28%

Annualized ratio of net loan and lease charge-offs to
average loans	1.23%	1.54%	2.71%	2.50%	2.64%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$102,168	$111,708	$97,899	$96,795	$96,312
Provision charged (credited) to earnings	(1,904)	(9,540)	13,809	1,104	483
Balance at end of period	$100,264	$102,168	$111,708	$97,899	$96,795

Total Allowance for Credit Losses
Allowance for loan losses	$1,237,733	$1,349,800	$1,440,341	$1,529,955	$1,563,753
Reserve for unfunded lending commitments	100,264	102,168	111,708	97,899	96,795
Total allowance for credit losses	$1,337,997	$1,451,968	$1,552,049	$1,627,854	$1,660,548

Ratio of total allowance for credit losses
to net loans and leases outstanding, at period end	3.63%	3.97%	4.22%	4.34%	4.37%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Loans held for sale	$17	$21	$-	$-	$-

Commercial:
Commercial and industrial	186	213	224	284	318
Leasing	1	1	1	2	8
Owner occupied	314	317	342	414	438
Municipal	6	2	2	-	-
Total commercial	507	533	569	700	764

Commercial real estate:
Construction and land development	344	399	494	660	744
Term	233	270	264	263	281
Total commercial real estate	577	669	758	923	1,025

Consumer:
Home equity credit line	13	13	14	16	13
1-4 family residential	110	119	125	145	136
Construction and other consumer real estate	16	21	24	22	20
Bankcard and other revolving plans	-	-	1	1	1
Other	3	4	2	3	3
Total consumer	142	157	166	187	173
Total nonaccrual loans	$1,243	$1,380	$1,493	$1,810	$1,962

Net Charge-Offs By Portfolio Type

	Three Months Ended
(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Commercial:
Commercial and industrial	$18	$31	$55	$72	$52
Leasing	-	-	3	3	-
Owner occupied	19	22	43	32	35
Municipal	-	-	-	-	-
Total commercial	37	53	101	107	87

Commercial real estate:
Construction and land development	37	48	80	71	99
Term	18	22	44	31	39
Total commercial real estate	55	70	124	102	138

Consumer:
Home equity credit line	6	6	9	6	7
1-4 family residential	11	8	14	15	14
Construction and other consumer real estate	2	4	2	7	6
Bankcard and other revolving plans	2	3	3	2	2
Other	-	2	3	3	2
Total consumer loans	21	23	31	33	31

Charge-offs recoverable from FDIC	-	(5)	(5)	(6)	(1)
Total net charge-offs	$113	$141	$251	$236	$255

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2011		March 31, 2011		December 31, 2010
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$4,792,704	0.27%	$4,513,934	0.26%	$5,022,668	0.27%
Securities:
Held-to-maturity	821,768	5.51%	833,000	5.38%	832,125	5.06%
Available-for-sale	4,031,836	2.27%	4,107,003	2.28%	3,639,181	2.53%
Trading account	60,894	3.54%	49,769	3.68%	60,898	3.56%
Total securities	4,914,498	2.83%	4,989,772	2.81%	4,532,204	3.01%

Loans held for sale	144,048	4.25%	160,073	4.06%	212,822	4.49%

Loans:
Net loans and leases excluding FDIC-supported loans 1	35,960,395	5.47%	35,715,679	5.51%	36,046,889	5.56%
FDIC-supported loans	879,290	15.65%	952,078	14.13%	1,033,999	13.08%
Total loans and leases	36,839,685	5.71%	36,667,757	5.74%	37,080,888	5.77%
Total interest-earning assets	46,690,935	4.84%	46,331,536	4.88%	46,848,582	4.90%
Cash and due from banks	1,036,501		1,078,869		1,071,389
Allowance for loan losses	(1,321,098)		(1,423,701)		(1,504,034)
Goodwill	1,015,161		1,015,161		1,015,161
Core deposit and other intangibles	79,950		85,372		91,338
Other assets	3,490,867		3,617,747		3,784,589
Total assets	$50,992,316		$50,704,984		$51,307,025

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$6,548,676	0.29%	$6,401,249	0.30%	$6,488,349	0.31%
Money market	14,827,231	0.48%	15,018,892	0.51%	15,229,655	0.55%
Time under $100,000	1,835,172	0.94%	1,909,259	1.02%	2,001,693	1.13%
Time $100,000 and over	2,019,469	1.02%	2,147,502	1.09%	2,316,452	1.15%
Foreign	1,490,636	0.58%	1,438,979	0.58%	1,526,859	0.61%
Total interest-bearing deposits	26,721,184	0.51%	26,915,881	0.55%	27,563,008	0.59%
Borrowed funds:
Securities sold, not yet purchased	37,989	4.16%	32,054	4.34%	28,785	4.45%
Federal funds purchased and security
repurchase agreements	660,017	0.12%	703,976	0.13%	800,891	0.14%
Other short-term borrowings	169,574	2.81%	173,349	3.76%	186,500	3.92%
Long-term debt	1,897,887	22.50%	1,939,921	18.79%	1,952,428	25.16%
Total borrowed funds	2,765,467	15.70%	2,849,300	13.10%	2,968,604	16.87%
Total interest-bearing liabilities	29,486,651	1.94%	29,765,181	1.75%	30,531,612	2.17%
Noninterest-bearing deposits	14,163,514		13,672,638		13,607,309
Other liabilities	499,072		548,101		601,253
Total liabilities	44,149,237		43,985,920		44,740,174
Shareholders’ equity:
Preferred equity	2,246,088		2,077,555		1,966,098
Common equity	4,598,336		4,642,639		4,601,598
Controlling interest shareholders’ equity	6,844,424		6,720,194		6,567,696
Noncontrolling interests	(1,345)		(1,130)		(845)
Total shareholders’ equity	6,843,079		6,719,064		6,566,851
Total liabilities and shareholders’ equity	$50,992,316		$50,704,984		$51,307,025

Spread on average interest-bearing funds		2.90%		3.13%		2.73%
Taxable-equivalent net interest income and
net yield on interest-earning assets		3.62%		3.76%		3.49%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		June 30, 2011		March 31, 2011
(Amounts in thousands)			Diluted		Diluted
		Amount	EPS	Amount	EPS
1.	Net Earnings Excluding the Effects of the Discount Amortization on
	Convertible Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings applicable to common shareholders (GAAP)	$29,038	$0.16	$14,767	$0.08
	Addback for the impact of:
	Discount amortization on convertible subordinated debt	7,064	0.04	8,101	0.05
	Accelerated discount amortization on convertible subordinated debt	50,037	0.27	33,322	0.18
	Additional accretion of interest income on acquired loans, net of expense	(3,781)	(0.02)	(3,575)	(0.02)
	Net earnings excluding the effects of the discount amortization on convertible
	subordinated debt and additional accretion on acquired loans (non-GAAP)	$82,358	$0.45	$52,615	$0.29

		Three Months Ended
		June 30, 2011		March 31, 2011
2.	Core Net Interest Margin

	Net interest margin as reported (GAAP)	3.62%		3.76%
	Addback for the impact on net interest margin of:
	Discount amortization on convertible subordinated debt	0.10%		0.11%
	Accelerated discount amortization on convertible subordinated debt	0.53%		0.36%
	Additional accretion of interest income on acquired loans	-0.18%		-0.17%
	Core net interest margin (non-GAAP)	4.07%		4.06%

This Press Release presents two non-GAAP financial measures: 1. Net earnings excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, and 2. Core net interest margin. Both of these non-GAAP financial measures exclude the effects of the following adjustments:  (i) periodic discount amortization on convertible subordinated debt; (ii) accelerated discount amortization on convertible subordinated debt which has been converted; and (iii) additional accretion of interest income on acquired loans based on increased projected cash flows (net of related expense in 1.).

The identified adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyses of results reported under GAAP.

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